As filed with the Securities and Exchange Commission on February 10, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
 _________________
ELLIE MAE, INC.
(Exact name of registrant as specified in its charter)

Delaware
 (State or other jurisdiction of incorporation or organization)

94-3288780
(IRS Employer Identification No.)

4155 Hopyard Road, Suite 200
Pleasanton, California 94588
(Address of Principal Executive Offices) (Zip Code)
_________________

2011 Equity Incentive Award Plan
Employee Stock Purchase Plan
(Full title of the plan)
_________________
Brian Brown
Senior Corporate Counsel
Ellie Mae, Inc.
4155 Hopyard Road, Suite 200
Pleasanton, California 94588
(Name and address of agent for service)

(925) 227-7000
(Telephone number, including area code, of agent for service)

Copies to: Christopher L. Kaufman Tad J. Freese Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☒ Large accelerated filer	☐ Accelerated filer
☐ Non-accelerated filer (Do not check if a smaller reporting company)	☐ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 Par Value	289,071(2)	$44.80(3)	$12,950,380.80	$1,504.84
Common Stock, $0.0001 Par Value	1,445,357(4)	$44.80(3)	$64,751,993.60	$7,524.19

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Employee Stock Purchase Plan (the “ESPP”) or the 2011 Equity Incentive Award Plan (the “2011 Plan”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.

(2)	Represents 289,071 additional shares of common stock reserved for future issuance under the ESPP.

(3)
This estimate is made pursuant to Rules 457(c) and 457(h) of the Securities Act for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share is $44.80, which is the average of the high and low prices for the registrant’s common stock as reported on the New York Stock Exchange on February 4, 2015.

(4)	Represents 1,445,357 additional shares of common stock reserved for future issuance under the 2011 Plan.

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are exercised and/or vest.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional (i) 289,071 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s Employee Stock Purchase Plan and (ii) 1,445,357 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2011 Equity Incentive Award Plan, for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective (File Nos. 333-193831, 333-186213 and 333-179318).

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION
STATEMENT ON FORM S-8

The contents of the Registration Statements on Form S-8, filed with the Securities and Exchange Commission (the “Commission”) on February 7, 2014 (File No. 333-193831), January 25, 2013 (File No. 333-186213) and February 2, 2012 (File No. 333-179318), are incorporated by reference herein, except as updated herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The information incorporated by reference herein is considered to be part of this registration statement, and later information filed with the Commission will update and supersede this information. The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a)	The Registrant’s annual report on Form 10-K for the year ended December 31, 2013, filed with the Commission on March 14, 2014;

(b)
The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 from the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 11, 2014;

(c)
The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (Registration No. 001-35140), filed by the Registrant with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on May 31, 2012, including any amendments or reports filed for the purpose of updating such description;

(d)
The Registrant’s quarterly reports on Form 10-Q for the quarterly periods ended March 31, June 30, and September 30, 2014, filed with the Commission on May 8, 2014 and August 6, 2014 and November 6, 2014, respectively; and

(e)	The Registrant’s current reports on Form 8-K filed with the Commission on February 11, 2014, May 23, 2014, July 2, 2014, July 17, 2014, August 7, 2014 (only with respect to

Items 1.01 and 9.01 thereof), August 26, 2014, October 1, 2014, October 28, 2014 and January 5, 2015.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this 10th day of February, 2015.

ELLIE MAE, INC. By: /s/Jonathan H. Corr Name: Jonathan H. Corr Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Jonathan H. Corr and Edgar A. Luce, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/S/JONATHAN H. CORR Jonathan Corr	Chief Executive Officer and Director (principal executive officer)	February 10, 2015
/S/EDGAR A. LUCE Edgar A. Luce	Chief Financial Officer (principal financial and accounting officer)	February 10, 2015
/S/SIGMUND ANDERMAN Sigmund Anderman	Executive Chairman and Director	February 10, 2015
/S/CARL BUCCELLATO Carl Buccellato	Director	February 10, 2015
/S/ CRAIG DAVIS Craig Davis	Director	February 10, 2015
/S/A. BARR DOLAN A. Barr Dolan	Director	February 10, 2015
/S/ALAN S. HENRICKS Alan S. Henricks	Director	February 10, 2015
/S/ROBERT J. LEVIN Robert J. Levin	Director	February 10, 2015
/S/MARINA LEVINSON Marina Levinson	Director	February 10, 2015
/S/BERNARD M. NOTAS Bernard M. Notas	Director	February 10, 2015
/S/FRANK SCHULTZ Frank Schultz	Director	February 10, 2015
/S/JEB SPENCER Jeb Spencer	Director	February 10, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

5.1	Opinion of Latham & Watkins LLP.

10.1
Ellie Mae, Inc. 2011 Equity Incentive Award Plan, filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-8 (File No. 333-174460) filed with the Commission on May 24, 2011, is hereby incorporated by reference.

10.2(a)
Form of Stock Option Grant Notice and Stock Option Agreement for Awards under the Ellie Mae, Inc. 2011 Equity Incentive Award Plan filed as Exhibit 10.6 to the Registrant’s Registration Statement on Form S-8 (File No. 333-174460) filed with the Commission on May 24, 2011, is hereby incorporated by reference. (used until January 1, 2015)

10.2(b)
Form of Stock Option Grant Notice and Stock Option Agreement for Awards under the Ellie Mae, Inc. 2011 Equity Incentive Award Plan. (used for employees who are not executive officers beginning January 1, 2015)

10.2(c)
Form of Stock Option Grant Notice and Stock Option Agreement for Awards under the Ellie Mae, Inc. 2011 Equity Incentive Award Plan. (used for executive officers and directors beginning January 1, 2015)

10.3(a)
Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement for Awards under the Ellie Mae, Inc. 2011 Equity Incentive Award Plan, filed as Exhibit 10.7 to the Registrant’s Registration Statement on Form S-8 (File No. 333-174460) filed with the Commission on May 24, 2011, is hereby incorporated by reference. (used until January 1, 2015)

10.3(b)
Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement for Awards under the Ellie Mae, Inc. 2011 Equity Incentive Plan (used for employees who are not executive officers beginning January 1, 2015)

10.3(c)
Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement for Awards under the Ellie Mae, Inc. 2011 Equity Incentive Plan (used for executive officers and directors beginning January 1, 2015)

10.4
Ellie Mae, Inc. Employee Stock Purchase Plan, filed as Exhibit 10.8 to the Registrant’s Registration Statement on Form S-8 (File No. 333-174460) filed with the Commission on May 24, 2011, is hereby incorporated by reference.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Grant Thornton LLP, independent registered public accounting firm.

24.1	Power of attorney (included in the signature page to this Registration Statement).